EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-254858) pertaining to the 2016 Stock Incentive Plan, 2021 Stock Option and Incentive Plan, and 2021 Employee Stock Purchase Plan of Ikena Oncology, Inc. of our report dated March 17, 2022, with respect to the consolidated financial statements of Ikena Oncology, Inc., appearing in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 17, 2022

ACTIVE/115337866.2